Exhibit 99.1

Item 6.	Selected Financial Data

We derived the selected historical consolidated financial data presented below for the years ended December 31, 2005, 2004, and 2003 from our audited consolidated financial statements and related notes included elsewhere in this filing. We derived the selected historical consolidated financial data presented below for the years ended December 31, 2002 and 2001 from our audited consolidated financial statements and related notes included in our Form 10-K for the year ended December 31, 2003. You should refer to Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the notes to our accompanying consolidated financial statements for additional information regarding the financial data presented below, including matters that might cause this data not to be indicative of our future financial condition or results of operations. In addition, you should note the following information regarding the selected historical consolidated financial data presented below.

•	Certain previously reported financial results have been reclassified to conform to the current year presentation. Such reclassifications primarily relate to facilities closed or sold in 2005 and the first quarter of 2006 that qualify under Financial Accounting Standards Board (“FASB”) Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to be reported as discontinued operations. We reclassified our consolidated financial statements for the years ended December 31, 2004, 2003, 2002, and 2001 to show the results of those qualifying facilities in 2005 and the first quarter of 2006 as discontinued operations.

•	As discussed in more detail in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, a judgment was entered against us in 2005 that upheld the landlord’s termination of the lease at two of our inpatient rehabilitation facilities and placed us as the manager, rather than the owner, of these two facilities. Accordingly, our 2005 results of operations include only the $5.4 million management fee we earned for operating these facilities on behalf of the landlord during the year. In 2004 and 2003, the results of operations of these two facilities were included in our consolidated statements of operations on a gross basis. Our consolidated net operating revenues and consolidated operating earnings were negatively impacted by approximately $106.3 million and $3.6 million, respectively, in 2005 as a result of the change in classification of these two facilities.

•	In 2001 and 2002, we reserved approximately $38.0 million related to amounts due from Meadowbrook Healthcare, Inc. (“Meadowbrook”), an entity formed by one of our former chief financial officers, Michael D. Martin, related to net working capital advances made to Meadowbrook in 2001 and 2002. In August 2005, we received a payment of $37.9 million from Meadowbrook. This cash payment is included as Amounts due from Meadowbrook in our 2005 income statement data. For more information regarding Meadowbrook, see Note 20, Related Party Transactions, to our accompanying consolidated financial statements.

•	Included in our net loss for 2005, 2004, 2003, 2002, and 2001 are property and equipment and goodwill and other intangible assets impairment charges of $45.2 million, $37.3 million, $468.3 million, $83.3 million, and $0.1 million, respectively. These charges were recorded as a result of experiencing continued significant decreases in projected revenue and operating profit at numerous facilities and significant changes in the business climate over this five-year period. We performed impairment analyses and calculated the fair value of our long-lived assets with the assistance of a third-party valuation specialist using a combination of discounted cash flows and market valuation models based on competitors’ multiples of revenue, gross profit, and other financial ratios. These impairment charges are shown separately as a component of operating loss within the consolidated statements of operations, excluding $6.8 million, $19.3 million, $38.4 million, and $1.7 million of impairment charges in 2005, 2004, 2002, and 2001, respectively, related to certain closed facilities which are included in discontinued operations.

•

In 2005, our net loss includes a $215.0 million charge as Government, class action, and related settlements expense under a proposed settlement with the lead plaintiffs in the Stockholder Securities Action and the Bondholder Securities Action. In 2003, our net loss includes the cost related to our settlement with the United States Securities and Exchange Commission (the “SEC”) and certain additional settlements, as well as legal fees related to this litigation and certain other actions brought against us. Also, as a result of the Medicare Program Settlement, our 2002 net loss includes a $347.7 million charge as Government, class action, and related settlements expense. For additional information, see Note 21, Medicare Program Settlement, Note 22, SEC Settlement, Note 23, Securities Litigation Settlement, and Note 24, Contingencies and Other Commitments, to our accompanying consolidated financial statements.

•	As noted throughout this filing, significant changes have occurred at HealthSouth since the events leading up to March 19, 2003. The steps taken to stabilize our business and operations, provide vital management assistance, and coordinate our legal strategy came at significant financial cost. Our net loss includes professional fees associated with the reconstruction and restatement of our previously issued consolidated financial statements of approximately $169.8 million in 2005, $206.2 million in 2004, and $70.6 million in 2003.

•	We recorded the cumulative effect of an accounting change in both 2003 and 2002. Effective January 1, 2003, we adopted the provisions of FASB Statement No. 143, Accounting for Asset Retirement Obligations, and recorded a related charge of approximately $2.5 million. On January 1, 2002, we recorded a charge of approximately $48.2 million as a result of the adoption of FASB Statement No. 142, Goodwill and Other Intangible Assets, related to an impairment of goodwill of our diagnostic segment.

	Year ended December 31,
	2005	2004	2003	2002	2001
	(In Thousands Except Per Share Data)
Income Statement Data:

Net operating revenues	$3,206,739	$3,511,316	$3,656,152	$3,639,722	$3,245,607

Salaries and benefits	1,429,337	1,619,140	1,594,613	1,629,609	1,509,656
Professional and medical director fees	76,365	78,114	87,666	95,262	78,513
Supplies	305,577	331,328	317,202	312,945	286,894
Other operating expenses	679,587	610,766	749,374	823,457	737,298
Provision for doubtful accounts	98,374	113,736	128,235	83,203	84,353
Depreciation and amortization	167,098	176,947	185,473	216,289	328,666
Amounts due from Meadowbrook	(37,902)	—	—	36,902	1,000
Loss (gain) on disposal of assets	14,775	9,462	(14,967)	84,510	34,438
Impairment of goodwill	—	—	335,623	—	—
Impairment of intangible assets	—	1,030	—	16,388	—
Impairment of long-lived assets	45,203	36,260	132,722	66,901	58
Government, class action, and related settlements expense	215,000	—	170,949	347,716	—
Professional fees - accounting, tax, and legal	169,804	206,244	70,558	—	—
Loss (gain) on early extinguishment of debt	33	(45)	(2,259)	(9,644)	5,136
Interest expense and amortization of debt discounts and fees	338,466	302,606	265,305	251,754	308,196
Interest income	(17,141)	(13,090)	(7,273)	(6,709)	(7,380)
(Gain) loss on sale of investments	(229)	(3,601)	15,811	(12,464)	(140)
Equity in net income of nonconsolidated affiliates	(29,432)	(9,949)	(15,769)	(15,320)	(16,909)
Minority interests in earnings of consolidated entities	96,735	94,400	98,203	90,983	59,549

	3,551,650	3,553,348	4,111,466	4,011,782	3,409,328

Loss from continuing operations	(344,911)	(42,032)	(455,314)	(372,060)	(163,721)
Provision for income tax expense (benefit)	39,792	11,914	(28,382)	20,338	(44,911)
Loss from discontinued operations, net of income tax expense	(61,291)	(120,524)	(5,169)	(26,237)	(72,415)
Cumulative effect of accounting change, net of income tax expense	—	—	(2,456)	(48,189)	—

Net loss	$(445,994)	$(174,470)	$(434,557)	$(466,824)	$(191,225)

Weighted average common shares outstanding:
Basic	396,563	396,423	396,132	395,520	390,485

Diluted*	398,021	397,625	405,831	408,321	415,163

Basic and diluted loss per share:
Loss from continuing operations, net of tax	$(0.97)	$(0.14)	$(1.08)	$(0.99)	$(0.30)
Discontinued operations, net of tax	(0.15)	(0.30)	(0.01)	(0.07)	(0.19)
Cumulative effect of accounting change, net of tax	—	—	(0.01)	(0.12)	—

Net loss per common share	$(1.12)	$(0.44)	$(1.10)	$(1.18)	$(0.49)

*	Per share diluted amounts are treated the same as basic per share amounts, because the effect of including potentially dilutive shares is antidilutive.

	December 31,
	2005	2004	2003	2002	2001
	(In Thousands)
Balance Sheet Data:

Cash and marketable securities	$199,341	$449,124	$463,951	$88,642	$62,680
Restricted cash	242,450	241,375	173,737	24,031	31,694
Working capital (deficit)	(235,570)	(3,753)	167,036	(490,477)	(83,601)
Total assets	3,592,213	4,082,993	4,209,703	4,536,700	4,578,267
Long-term debt, including current portion	3,402,664	3,497,191	3,503,836	3,487,094	3,533,996
Shareholders’ deficit	(1,540,721)	(1,109,420)	(963,837)	(528,759)	(111,507)